Exhibit 24.1

                               POWER OF ATTORNEY



           KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and/ or officer of DRESSER INDUSTRIES, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints REBECCA MORRIS and STANLEY
     E. MCGLOTHLIN and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and capacities, to sign, execute and file with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, and any amendments thereto with all exhibits, and any and all documents required to be filed with respect thereto, relating to the issuance of the Company's Guarantee of $150,000,000 in principal amount of Baroid Corporation 8% Senior Notes due 2003, the amendment of such Senior Notes pursuant to the Proposed Amendment, and the Solicitation of Consents in connection with the Proposed Amendment (as defined in the Registration Statement), granting unto said attorneys-in-fact and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or either of them, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the undersigned Director and/or officer of the Company has hereunto set his hand this 26th day of March, 1994.


                                     /s/ B. D. ST. JOHN
                                     B. D. St. John
                                     Vice Chairman and Director



                               POWER OF ATTORNEY



           KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and/or officer of BAROID CORPORATION, a Delaware corporation (the "Company"), hereby constitutes and appoints REBECCA MORRIS and STANLEY E. MCGLOTHLIN and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, and any amendments thereto with all exhibits, and any and all documents required to be filed with respect thereto, relating to the issuance of Dresser Industries, Inc.'s Guarantee of $150,000,000 in principal amount of the Company's 8% Senior Notes due 2003, the amendment of such Senior Notes pursuant to the Proposed Amendment, and the Solicitation of Consents in connection with the Proposed Amendment (as defined in the Registration Statement), granting unto said attorneys-in-fact and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or either of them, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the undersigned Director and/or officer of the Company has hereunto set his hand this 4th day of April, 1994.



                                         /s/ B. D. ST. JOHN
                                            B. D. St. John
                                            Vice Chairman and Director